Exhibit 99.1

Contact:     Dana Hambly
Director, Investor Relations
Phone:        (615) 890-9100

NHI Invests $9.34 Million for an Assisted Living & Memory Care Community in Minnesota and Further Expands Relationship with 41 Management
MURFREESBORO, Tenn.--(January 6, 2020) -- National Health Investors, Inc. (NYSE:NHI) announced today that it has purchased Coventry of Mahtomedi, a 48-unit assisted living and memory care community in Mahtomedi, MN. The community was purchased for $9.34 million, including closing costs of approximately $134,000, at an initial yield of 7.23% and was added to the existing master lease with 41 Management, LLC, a growing Midwest operator owned by Thomas Ostrom.
The 41 Management, LLC master lease covers five communities in Minnesota including four properties that NHI transitioned from Bickford on October 1, 2019. The master lease is for 15 years, includes two 5-year renewal options, and has fixed annual escalators at 2.5%.
NHI also announced today that it is providing a $3.87 million mortgage loan to refinance debt on The Courtyard of Bellevue, a 43-unit assisted living and memory care community in Bellevue, WI that opened in March 2019 and is managed by 41 Management. The term of the loan is for one year with two 6-month renewal options and bears interest at a rate of 13%. NHI has an option to purchase the facility upon stabilization.
NHI President and CEO Eric Mendelsohn stated, “We are very pleased to expand our relationship with 41 Management through these transactions. We expect that the Minnesota portfolio will be a good fit for Tom Ostrom and his team as they grow their footprint in the Midwest. Further, that transition puts Bickford in a better position to focus on their core portfolio which, as we have discussed in the past, continues to show improvement.”
About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's, tenants', operators', borrowers’ or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.